UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 12, 2016
Date of Report (Date of earliest event reported)

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CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On May 4, 2016, the Board of Directors of Capital One Financial Corporation (the “Company”) declared a quarterly dividend of $0.40 per share on the outstanding shares of the Company’s common stock. The dividend is payable on May 26, 2016 to stockholders of record at the close of business on May 16, 2016.
The Company has outstanding warrants to purchase common stock of the Company, expiring November 14, 2018. In accordance with the terms of those outstanding warrants, the declaration of a dividend in excess of $0.375 per share will result in an adjustment to the warrant exercise price, which will be reduced from $42.074 to $42.059 per share effective as of the close of business on May 16, 2016.
Further information regarding the warrants and adjustments to the warrant exercise price is available on the Company’s website (http://www.capitalone.com). Choose “About Us,” then choose “Investors,” then choose “Warrant Information” under the heading “Stock Information.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION
Dated: May 12, 2016	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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